SECRETARY'S CERTIFICATE


      The undersigned, being the duly appointed and acting Secretary of AnnTaylor Stores Corporation (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held on August 11, 1995 at which a quorum was at all times present, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof:

            RESOLVED,   that   the   AnnTaylor   Stores
     Corporation   Deferred  Compensation   Plan   (the
     "Plan")  be and hereby is amended to provide  that
     (1) the Plan shall commence and be effective as of
     September  1,  1995, (2) deferrals of compensation
     may be made in whole percentages only, and (3) for
     the   1995   Plan  Year,  incentive   compensation
     attributable   to   the  "incentive   compensation
     period"   commencing  in  August  1995  shall   be
     included as Incentive Compensation that may be deferred under the Plan; and be it further

            RESOLVED,   that   the  officers   of   the
     Corporation are authorized and directed to modify the Plan document to incorporate and give effect to the amendments to the Plan adopted by the Board of Directors on the date hereof.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of AnnTaylor Stores Corporation the 11th day of August, 1995.



                              ________________________
                              Jocelyn F.L. Barandiaran
                              Secretary
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